CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


We hereby consent to the incorporation by reference of our report dated January 19, 2001, which report appears in the December 31, 2000 Annual Report on Form 10-KSB of Sussex Bancorp, into the previously filed Registration Statements No. 333-20645 on Form S-3 and No. 333-20603 on Form S-8 of Sussex Bancorp.



                                              RADICS & CO., LLC


Pine Brook, New Jersey
March 27, 2002